EX.99.e.1.a

Schedule A*

Underwriting Agreement

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund

Aberdeen China Opportunities Fund

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen Diversified Income Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Alternatives Fund

Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen US Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)

Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)

Aberdeen Asia Bond Fund

Aberdeen International Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen Multi-Manager Alternatives Strategies Fund II

Aberdeen U.S. Mid Cap Equity Fund

*Effective August 15, 2016

[Signature Page to Schedule A to Underwriting Agreement between the Trust and AFD]

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:	/s/ Raoul Clark
Name: Raoul Clark
Title: Chief Compliance Officer